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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): August 1, 2005

                            METALLURG HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

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
            Delaware                     333-60077               23-2967577
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)

                       Building 400, 435 Devon Park Drive
                            Wayne, Pennsylvania 19087
                    (Address of Principal Executive Offices)

                                 (610) 293-0838
              (Registrant's Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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ITEM 8.01. OTHER EVENTS

     On August 1, 2005, Metallurg Holdings, Inc.'s (the "Company") wholly-owned subsidiary, Metallurg, Inc., prepaid its Facility A term loan with MHR Institutional Partners II LP, as agent ("MHR") with cash on hand. The total payment of $18.4 million included $15.0 million of original principal, $1.4 million of interest paid-in-kind that was added to principal and $2.0 million of prepayment penalty. The Company continues to maintain the $21.0 million letter of credit facility under Facility A and its term loans under Facility B under the financing agreement with MHR.

     In addition, on August 3, 2005, the Company announced that it has commenced discussions with Morgan Stanley to explore financing alternatives aimed at refinancing long term, interest-bearing obligations.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      METALLURG HOLDINGS, INC.

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
                                      By: /s/ Arthur R. Spector
                                          --------------------------------------
                                          Name: Arthur R. Spector
                                          Title: Principal Financial Officer and
                                                 Principal Accounting Officer
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Dated: August 4, 2005


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